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                                                                    EXHIBIT 99.1


                                [ONEIDA GRAPHIC]
                                  NEWS RELEASE


FOR IMMEDIATE RELEASE
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CONTACTS:
Richard Mahony
Gavin Anderson & Company (212) 515-1960


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        Testimony Concludes in Oneida's Chapter 11 Confirmation Hearing;
                      Plan Funding Letter of Intent Expires


ONEIDA, NY - JULY 24, 2006 -- Oneida Ltd. (OTC: ONEI) announced today that testimony on its pre-negotiated Plan of Reorganization concluded Friday afternoon at its confirmation hearing in U.S. Bankruptcy Court for the Southern District of New York. Final arguments are scheduled for Tuesday, July 25.

The company also said that the Letter of Intent to fund Oneida's Plan of Reorganization presented by D. E. Shaw Laminar Portfolios, L.L.C. and Xerion Capital Partners LLC expired Friday under its terms. Oneida's management and Board have made themselves available for continuing discussions.


About Oneida

Incorporated in 1880, Oneida Ltd. is one of the world's largest design, sourcing and distribution companies for stainless steel and silverplated flatware for both the consumer and foodservice industries. It is also the largest supplier of dinnerware to the foodservice industry in North America. Additional information about Oneida can be found at www.oneida.com.

Note on Forward-Looking Statements

This press release includes forward-looking information and statements. These statements are based on current expectations, estimates and projections. These expectations,



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estimates and projections are generally identifiable by statements containing words such as "expects," "believes," "estimates," "targets," "plans" or similar expressions. However, there are many risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking information and statements made in this press release. For further information regarding risks and uncertainties associated with Oneida's business, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections of Oneida's SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q.

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Contact:
Gavin Anderson & Company
Richard A. Mahony
212-515-1960